EXHIBIT 23(ii)

                               Jackson & Kelly
                               Attorneys at Law
                              1600 Laidley Tower
                                P. O. Box 553
                       Charleston, West Virginia 25322
              Telephone 304-340-1000    Telecopier 304-340-1130



                                 March 8, 1995


Virginia Electric and Power Company
Richmond, Virginia 23261

            Re:  Virginia Electric and Power Company
                 Form 10-K

Gentlemen:

        We consent to the incorporation by reference into the registration statements of Virginia Electric and Power Company on Form S-3 (File No. 33-44437; File No. 33-50423; and File No. 33-50425) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that are governed by the laws of West Virginia and that relate to franchises, title to properties, limitations upon the issuance of bonds and preferred stock, rate, and other regulatory matters, and litigation.

                                          Sincerely yours,


                                          JACKSON & KELLY